EXHIBIT 10.1

FIFTH AMENDMENT

TO THE

RESTATED AND AMENDED

ZIONS BANCORPORATION

PENSION PLAN

This Fifth Amendment to the restated and amended Zions Bancorporation Pension Plan (the “Plan”) is made and entered into this 29th day of September, 2008, by Zions Bancorporation, hereinafter referred to as the “Employer.”

W I T N E S S E T H:

WHEREAS, the Employer has heretofore entered into the Plan, which Plan has been restated and amended in its entirety effective January 1, 2001, and

WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and

WHEREAS, the Employer now desires to amend the Plan for the purpose of maintaining the Plan’s qualification under Internal Revenue Code §417(e)(3) (providing for the determination of the present value of certain benefit distribution options) and complying with the requirements of the determination letter issued by the Internal Revenue Service on Aug. 25, 2008,

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the Employer adopts the following amendments to the Plan (amended language is marked in bold italics):

1. Section 1.4(a) is amended by adding the following at the end thereof:

Unless specifically provided otherwise in this Plan, the value of a benefit payable in any other non-annuity form shall be determined by applying the Actuarial Equivalence factors specified for lump sums in (ii) above.

2. The last sentence in Section 5.7(f)(2) is amended to read as follows:

The amount of the adjustment to the Sumitomo Participant’s benefit shall be calculated using the factors in Appendix III of the Sumitomo Plan, provided that in no event shall value of the benefit payable under this sub-section ever be less than that determined by applying the Actuarial Equivalence factors for lumps sum payments described in Section 1.4(a)(ii).

3. This Fifth Amendment shall be effective January 1, 2001, and for Plan Years commencing after that date.

4. In all other respects the Plan is ratified and approved.

IN WITNESS WHEREOF, the Employer has caused this Fifth Amendment to the Plan to be duly executed as of the date and year first above written.

“EMPLOYER”

ZIONS BANCORPORATION

By:	/s/ Diana M. Andersen
Its:	SVP & Director of Corporate Benefits

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